Filed Pursuant to Rule 424(b)(3)

Registration No. 333-262105

PROSPECTUS SUPPLEMENT NO. 9

(to Prospectus dated April 21, 2022)

BuzzFeed, Inc.
112,304,633 Shares of Class A Common Stock
15,637,500 Shares of Class A Common Stock Underlying Convertible Notes
292,500 Warrants to Purchase Shares of Class A Common Stock
9,875,833 Shares of Class A Common Stock Underlying Warrants

This prospectus supplement supplements the prospectus dated April 21, 2022 (the “Prospectus”), which forms a part of our registration statement on Form S-1, as amended (No. 333-262105). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our current report on Form 8-K, filed with Securities and Exchange Commission on December 15, 2022 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the offer and sale from time to time by the selling securityholders named in the Prospectus (the “Selling Securityholders”) of up to 112,304,633 shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), consisting of (A) up to (i) 109,094,037 shares of Class A common stock (including shares of Class A common stock issuable upon conversion of shares of Class B common stock, par value $0.0001 per share (the “Class B common stock”) and shares of Class A common stock issuable upon conversion of shares of Class C common stock, par value $0.0001 per share (the “Class C common stock”)), including shares being registered pursuant to that certain Amended and Restated Registration Rights Agreement, dated December 3, 2021, between us and certain of the Selling Securityholders granting such holders registration rights with respect to such shares; (ii) 3,210,596 shares of Class A common stock issuable following the exercise or settlement of certain stock options and restricted stock units; (iii) 15,637,500 shares of Class A common stock reserved for issuance upon the conversion of convertible senior notes; and (iv) 9,875,833 shares of Class A common stock issuable upon the exercise of warrants; and (B) 292,500 warrants, consisting of (a) 259,167 Private Placement Warrants and (b) 33,333 Working Capital Warrants.

Our Class A common stock and warrants are listed on the Nasdaq Capital Market under the symbols “BZFD” and “BZFDW,” respectively. On December 14, 2022, the last reported sales price of our Class A common stock and the warrants were $1.00 per share and $0.07 per warrant, respectively.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in our securities involves risks. See the section entitled “Risk Factors” beginning on page 8 of the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 15, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2022

BuzzFeed, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39877	85-3022075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

229 West 43rd Street, 10th Floor

New York, New York 10036

(Address of registrant’s principal executive offices, and zip code)

(646) 589-8592

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BZFD	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	BZFDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 15, 2022, BuzzFeed, Inc. (the “Company”), BuzzFeed Media Enterprises, Inc., as administrative borrower, certain of the Company’s other domestic subsidiaries, as borrowers and/or guarantors, White Oak Commercial Finance, LLC, as administrative agent, and the other lenders from time to time party thereto, entered into the First Amendment to the Amended and Restated Loan and Security Agreement (the “First Amendment”), which amends the Amended and Restated Loan and Security Agreement dated December 3, 2021 (the “Loan Agreement”).

The First Amendment amends the Loan Agreement to, among other things, (i) extend the maturity date of the Loan Agreement to December 30, 2025; (ii) replace the LIBOR Rate with the SOFR Index Rate; and (iii) provide for an early termination fee of between 0.5% and 2% of the maximum facility loan amount.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by the full text of the First Amendment, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	First Amendment, dated December 15, 2022, to the Amended and Restated Loan and Security Agreement, dated December 3, 2021, by and among BuzzFeed, Inc., the borrowers thereto, the guarantors thereto and White Oak Commercial Finance, LLC.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 15, 2022
BuzzFeed, Inc.

		By:	/s/ Felicia DellaFortuna
			Name:	Felicia DellaFortuna
			Title:	Chief Financial Officer

Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This First Amendment to Amended and Restated Loan and Security Agreement, dated as of December 15, 2022 (this “First Amendment”), between BUZZFEED MEDIA ENTERPRISES, INC., a Delaware corporation formerly known as Bolt Merger Sub II, Inc. and the successor by merger to the Original Administrative Borrower (“Administrative Borrower”), BUZZFEED FC, INC., a Delaware corporation (“BuzzFeed FC”), BF ACQUISITION HOLDING CORP., a Delaware corporation (“BF Acquisition Holding”), BUZZFEED MOTION PICTURES, INC. a Delaware corporation (“BuzzFeed Motion Picture”), ET ACQUISITION SUB, INC., a Delaware corporation (“ET Acquisition Sub”), ET HOLDINGS ACQUISITION CORP., a Delaware corporation (“ET Holdings”), LEXLAND STUDIOS, INC., a Delaware corporation (“Lexland Studios”), and PRODUCT LABS, INC., a Delaware corporation (“Product Labs”, and together with Administrative Borrower, BuzzFeed FC, BF Acquisition Holding, BuzzFeed Motion Pictures, ET Acquisition Sub, ET Holdings, and Lexland Studios, on a joint and several basis, the “Initial Borrower”, and any reference to Initial Borrower hereunder shall be deemed a reference to each of the foregoing Initial Borrowers), BUZZFEED, INC., a Delaware corporation formerly known as 890 5th AVENUE PARTNERS, INC. (“Parent”), THEHUFFINGTONPOST.COM, INC., a Delaware corporation (“HuffPo”), COMPLEX MEDIA, INC., a Delaware corporation (“Complex”), CM PARTNERS, LLC, a Delaware limited liability company (“CM Partners”, together with Parent, HuffPo, and Complex, collectively, the “New Borrowers” and together with the Initial Borrower, on a joint and several basis, the “Borrower”, and any reference to Borrower hereunder shall be deemed a reference to each of the foregoing Borrowers), the Guarantors named thereto in that certain Amended and Restated Loan and Security Agreement dated as of December 3, 2021 (the “Loan Agreement”), the lenders from time to time party hereto (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter collectively as the “Lenders” and each as a “Lender) and WHITE OAK COMMERCIAL FINANCE, LLC, a Delaware limited liability company (together with its permitted successors and assigns, in its individual capacity, “White Oak”), as administrative and collateral agent (in such capacity, and including its successors and permitted assigns in such capacity, the “Administrative Agent”) for the Lender Parties and as Swing Lenders.

RECITALS

WHEREAS, White Oak, in its capacity as Administrative Agent, the Lenders from time to time party thereto, and the Borrower are parties to the Loan Agreement, amending and restating that certain Loan and Security Agreement, dated as of December 30, 2020;

WHEREAS, it is the intent of the parties hereto that this First Amendment shall not constitute a novation of the obligations and liabilities of the parties under the Loan Agreement;

WHEREAS, the parties hereto agree to amend the Loan Agreement pursuant to the terms and conditions set forth herein, including, but not limited to, extending the Maturity Date and replacing Libor Rate with SOFR Index Rate.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree to amend the Loan Agreement as follows:

AGREEMENT

1.                  Definitions.

a.                   Existing Definitions. Capitalized terms used in this First Amendment and not otherwise defined herein are used with the meanings set forth for those terms in the Loan Agreement.

b.                  Interpretation. In the event there is an inconsistency or conflict between the terms and conditions of the First Amendment and any other provision of the Loan Agreement, the terms and conditions of the First Amendment shall control.

c.                   Amended Definitions. The following terms previously defined in the Loan Agreement shall be amended and restated in their entirety as set forth below and in the Loan Agreement shall be deemed and hereby are amended to include, in addition to and not in limitation of all other definitions, the following definitions:

i.	“Business Day” shall mean any day other than (i) a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, New York or the city and state where Agent’s Office is located, (ii) a day that any of the Federal Reserve Bank of New York or the New York Stock Exchange is closed, and (iii) any other day included in the recommended holiday schedule of the Loan Syndications and Trading Association for calculating delayed compensation; provided, that, if such day relates to any interest rate settings as to a SOFR Loan, any fundings, disbursements, settlements, and payments in respect of any SOFR Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Loan, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

d.                  Additional Definitions. The following defined terms shall be inserted into Section 1.1 of the Loan Agreement in proper alphabetical order, to read as follows:

i.	“Base Rate” shall mean for any day, a per annum rate equal to the greatest of (a) the Prime Rate for such day minus three hundred basis points (300bps); (b) the Federal Funds Rate for such day, plus ten basis points (10 bps); or (c) 1.00%, without giving effect to any minimum floor rate specified in the definition of Federal Funds Rate.
ii.	“Federal Funds Rate” shall mean (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System on the applicable day (or the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up to the nearest 1/8 of 1%) charged to major money center banks on the applicable day on such transactions, as determined by Agent; provided, that in no event shall such rate be less than zero.
iii.	“First Amendment Effective Date” shall mean December 15, 2022.
iv.	“Index Adjustment Date” shall mean (a) the First Amendment Effective Date, and (b) thereafter, the first day of each calendar month.
v.	“Market Disruption Event” shall mean as defined in Section 4.3 as amended hereunder.
vi.	“Prime Rate” shall mean, for any day, the “prime rate” published for such day by The Wall Street Journal in its “Money Rate” column. In the event (A) The Wall Street Journal stops publishing prime rates or (B) The Wall Street Journal ceases to be available, then a substitute index rate shall be selected by the Administrative Agent from a comparable publication which publishes a rate which has historical fluctuations similar to that of the “prime rate” appearing in The Wall Street Journal. Any announced changes in said published “prime rate” rate shall result in an immediate and corresponding change in the Prime Rate without notice to or consent from the Borrower.
vii.	“SOFR” shall mean with respect to any Business Day, the secured overnight financing rate published for such Business Day on the SOFR Index Administrator’s Website.
viii.	“SOFR Index Administrator” shall mean CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator of SOFR).
ix.	“SOFR Index Administrator’s Website” shall mean the website of the CME Group Benchmark Administration Limited, currently at https://www.cmegroup.com, or any successor source for SOFR identified as such by the SOFR Index Administrator from time to time.

x.	“SOFR Index” shall mean the greater of (A) zero percent (0.00%) and (B) the 30-Day Average SOFR published on the SOFR Index Administrator’s Website, or other commercially available source providing such quotations as may be selected by the Administrative Agent from time to time, one Business Day prior to each Index Adjustment Date (as adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation), which shall stay effective until the next Index Adjustment Date; provided that if the SOFR Index is not published on a Business Day due to a holiday or other circumstance, the applicable SOFR Index shall be the SOFR Index last published prior to such Business Day. SOFR Index shall be reset monthly on each Index Adjustment Date.
xi.	“SOFR Index Rate” shall mean a variable rate of interest per annum equal to the sum of (A) the applicable SOFR Index, plus (B) 0.11448% (11.448 basis points), plus (C) the Applicable Margin.
xii.	“SOFR Loan” shall mean any Loan that bears interest based on SOFR.
xiii.	“30-Day Average SOFR” shall mean the average of the daily SOFR for the preceding thirty (30) calendar days, compounded daily on Business Days.
xiv.	“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

2.                  Amendments. Effective as of the First Amendment Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 3 of this First Amendment, the Loan Agreement shall be hereby amended as follows:

a.                   Procedure for Borrowing; Notices of Borrowing. Subsection 2.3(g) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“If (a) the Administrative Agent determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR or to determine or charge interest rates based upon SOFR or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing or (b) Administrative Agent shall have determined that reasonable means do not exist for ascertaining SOFR; then, in such event, Administrative Agent shall determine the Replacement Index as provided for in Section 4.3.”

b.                  Trigger Events for Index Replacement Rights. Section 4.3 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“A determination by Administrative Agent (in its sole discretion) that any of the following events (each a “Trigger”) have occurred will commence the Administrative Agent’s right, in its sole discretion, to replace the SOFR Index at any time after such occurrence date and prior to the Maturity Date if: (i) the SOFR Index is no longer available or cannot be determined; (ii) a Governmental Authority having jurisdiction over the Administrative Agent and Lenders has indicated that the SOFR Index will no longer be available as of a certain date or is, or will be, no longer representative as of a certain date; or (iii) a rate or rates other than the SOFR Index has become a widely recognized benchmark interest rate within the United States loan market, (in the case of either (i) or (ii) or (iii), a “Market Disruption Event”); After a Trigger has occurred the Administrative Agent may, without consent or signature of the Borrower, amend this Agreement via a written notice sent to Borrower (the “Notice”), to replace the then current index rate of interest (the “Index” and initially the SOFR Index) with a replacement Index (the “Replacement Index”) which shall, unless the Administrative Agent and Borrower mutually agree to be an alternative rate, be the Base Rate (the “Adjusted Index” and the process being the “Replacement”) on the dates and terms set forth in the Notice. The Notice shall be made to the Borrower in such form and manner of delivery as the Administrative Agent shall determine in its commercially reasonable discretion as soon as reasonably practicable, but no more than thirty (30) calendar days after the Replacement occurs. If the Adjusted Index would be less than one percent (1%), then the Adjusted Index will be deemed to be one percent (1%) for the purposes of this Agreement. As it may become necessary to replace the Index more than once during the term of this Agreement, for the avoidance of doubt, after the SOFR Index is no longer the Index for this Agreement, the Triggers identified above shall be deemed modified to apply to the then current Index, and all references to the SOFR Index shall be deemed to be references to the then current Index. Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to the (1) SOFR Index determination, (2) the occurrence of a Trigger to cause transition away from the SOFR Index, (3) the administration, maintenance, adequacy or any other matter with respect to the Adjusted Index or any replacement of the SOFR Index with the Adjusted Index in accordance with the terms hereof or (4) whether any such Adjusted Index will have the same value as, be economically equivalent to, or behave like the SOFR Index or any then-current Index which replaces it in accordance with the terms hereof.”

c.                   Books and Records; Inspections. Subsection 7.1(g) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(I) Each Loan Party shall, and shall cause each of its Subsidiaries at the Borrower’s expense to:

(i)	maintain books and records (including computer records and programs) of account pertaining to the assets, liabilities and financial transactions of such Loan Party and its Subsidiaries in such detail, form and scope as is consistent with good business practice, which shall exclude the assets, liabilities and financial transactions of all direct and indirect holders of Equity Interests, Subsidiaries and other Affiliates of such Loan Party;
(ii)	at any time after the occurrence and during the continuance of a Default or Event of Default, provide the Lender Parties and its agents access, at any time and from time to time, to (a) the premises of such Loan Party and its Subsidiaries or (b) to any and all records pertaining to the Collateral through a verified peer-to-peer file sharing platform (P2P), such as Google Drive, Dropbox and Microsoft OneDrive, without notice, for the purposes of (A) inspecting and verifying the Collateral, (B) inspecting and copying any and all records pertaining thereto, and (C) discussing the affairs, finances and business of such Loan Party and its Subsidiaries with any officer, employee or director thereof or with the Auditors, all of whom are hereby authorized to disclose to the Lender Parties all financial statements, work papers, and other information relating to such affairs, finances or business; and
(iii)	permit the Lender Parties from time to time to perform upon reasonable notice not to be less than two (2) Business Days and during normal business hours an examination of books and records (including computer records and programs) of account pertaining to the assets, liabilities and financial transactions of such Loan Party and its Subsidiaries (“Field Exam”); provided in the absence of a Default or an Event of Default the Lender Parties shall perform no more than three (3) Field Exams per calendar year at Borrower’s expense.

(II) The Borrower shall reimburse the Lender Parties for the reasonable travel and related expenses of the Lender Parties’ employees or, at the Lender Parties’ option, of such outside accountants or examiners as may be retained by the Administrative Agent to conduct Field Exams on a regular basis (subject to Section 7.1(g)(I)(iii) above) or for a special inspection if the Lender Parties deem the same appropriate. If the Lender Parties’ own employees are used, the Borrower shall also pay such reasonable per diem allowance as the Lender Parties may from time to time establish, or, if outside examiners or accountants are used, the Borrower shall also pay the Lender Parties such sum as the Lender Parties may be obligated to pay as fees therefor. Administrative Agent may engage an appraiser to provide Lender Parties with appraisals or updates thereof with respect to the Collateral, prepared on a basis satisfactory to the Administrative Agent (“Appraisals”). The Borrower shall reimburse the Administrative Agent for the reasonable expenses of such appraisals or updates. All such Obligations may be charged to the Loan Account or any other account of the Borrower with the Administrative Agent. The Borrower hereby authorizes the Lender Parties to communicate directly with the Auditors to disclose to the Lender Parties any and all financial information regarding any of the Loan Parties including, without limitation, matters relating to any audit and copies of any letters, memoranda or other correspondence related to the business, financial condition or other affairs of any of the Loan Parties; provided that absent the existence of an Event of Default the Lender Parties shall (a) provide the Administrative Borrower three (3) Business Days advance written notice of a communication and (b) copy the Administrative Borrower on any such communication. Nothing contained herein pertaining to “other affairs of any of the Loan Parties” shall be deemed a waiver of Borrower’s assertion that such information is subject to a legally recognized privilege.

d.                  Notices. Subsection 13.1(C) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“If to Administrative Borrower on behalf of all Borrowers:

BuzzFeed Media Enterprises, Inc.

c/o BuzzFeed, Inc.

229 W. 43rd St.

New York, NY 10036

with a copy to:

Freshfields, Bruckhaus, Deringer US LLP

601 Lexington Avenue

New York, New York 10022

Attn: Valerie Ford Jacob and Michael Levitt

Email: valerie.jacob@freshfields.com and Michael.levitt@freshfields.com”

e.                   Interest, Fees and Expenses. Subsection 1.4(a) of Section 2 of the Schedule to the Loan Agreement is hereby amended and restated in its entirety as follows:

“Revolving Credit Loans: The Obligations shall bear interest at the SOFR Index Rate, as adjusted as of each Index Adjustment Date; provided, however, if a Market Disruption Event occurs, then and until such Market Disruption Event no longer exists, the Obligations shall bear interest at a rate equal to the Adjusted Index, as adjusted as of each Index Adjustment Date, plus the Applicable Margin.”

f.                    Interest, Fees and Expenses. Subsection 1.10 of Section 2 of the Schedule to the Loan Agreement is hereby amended and restated in its entirety as follows:

“Early Termination Fee: (a) 2.00% of the Maximum Amount if this Agreement terminates before December 30, 2023, (b) 1.00% of the Maximum Amount if the Agreement terminates before December 30, 2024, and (c) 0.50% of the Maximum Amount any time thereafter and before the Maturity Date.”

g.                  Term. Section 5 of the Schedule to the Loan Agreement is hereby amended and restated in its entirety as follows:

“Maturity Date: December 30, 2025”

3.                  Conditions Precedent. This First Amendment shall become effective on the First Amendment Effective Date and the Administrative Agent shall have received in form and substance acceptable to the Administrative Agent in its sole discretion:

a.                   counterparts of this First Amendment duly executed by the Borrower and the Administrative Agent;

b.                  a certificate of a Responsible Officer of the Borrower certifying that as of the First Amendment Effective Date (i) no Default or Event of Default exists or has occurred and is continuing and (ii) each of the representations and warranties made by the Borrower in the Loan Agreement shall be true and correct on and as of the First Amendment Effective Date;

c.                   a certificate of Borrower, dated the date hereof and executed by its Secretary or other Responsible Officer, which shall:

(A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of this First Amendment and all documents related hereto to which it is a party; and

(B) contain appropriate attachments, including the certificate or articles of incorporation or organization of Borrower certified by the relevant authority of the jurisdiction of organization of such entity and a true and correct copy of its current bylaws or operating, management or partnership agreement.

d.                  a long form good standing certificate for Borrower from its jurisdiction of organization; and

e.                   from the Borrower, (i) a fee in the amount of $200,000.00, which fee shall be earned in full as of the date hereof and shall be non-refundable, and (ii) all other fees required to be paid, and all expenses, in connection with this First Amendment (including reasonable fees, disbursements and other charges of counsel to the Administrative Agent).

4.                  Representations and Warranties. The Borrower represents and warrants to the Administrative Agent that immediately after giving effect to this First Amendment on the First Amendment Effective Date (a) the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct with the same effect as though made on and as of the First Amendment Effective Date, provided that any representation or warranty which by its terms is made as of a specified date shall be true and correct only as of such specified date, and (b) no Event of Default shall have occurred and be continuing.

5.                  Confirmation. The Borrower agrees that the Loan Agreement and each other Loan Document to which it is a party, and each security interest granted by it thereunder, is hereby reaffirmed, ratified, approved and confirmed in each and every respect on and after the First Amendment Effective Date, except that each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to the “Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement, as amended by the First Amendment. In all other respects, the terms of the Loan Agreement and the other Loan Documents are hereby confirmed.

6.                  Waiver and Release. In consideration of this First Amendment, the Borrower represents and warrants that, as of the date hereof, there are no offsets, defenses or counterclaims against or in respect of its obligations under the Loan Documents and Borrower hereby releases and discharges the Administrative Agent and its agents, employees, successors and assigns, of and from all claims, actions, causes of action, damages, costs, expenses and liabilities, known or unknown, fixed, contingent or conditional, at law or in equity, in connection with the Loan Documents or any transactions or acts in connection therewith, in each case existing on or before the date of this First Amendment, which Borrower may have against any such Person, irrespective of whether any such claims, actions, causes of action, damages, costs, expenses or liabilities are based on contract, tort or otherwise.

7.                  Counterparts. This First Amendment may be executed in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.                  Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. In addition to and without limitation of any of the foregoing, Section 13.14 of the Loan Agreement is hereby incorporated into this First Amendment and this First Amendment shall be deemed to be a Loan Document, subject to all of the terms and conditions contained in Loan Agreement, as amended hereby, mutatis mutandi.

9.                  Loan Document. This First Amendment is a “Loan Document” under and as defined in the Loan Agreement.

10.              Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the Borrower and the Administrative Agent and their respective successors, assigns and legal representatives.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its proper and duly authorized officer as of the date first set forth above.

BORROWERS:

BuzzFeed Media Enterprises, Inc.

By:	/s/ Felicia DellaFortuna
Name:	Felicia DellaFortuna
Title:	Chief Financial Officer

BUZZFEED, INC.

By:	/s/ Felicia DellaFortuna
Name:	Felicia DellaFortuna
Title:	Chief Financial Officer

BUZZFEED FC, INC.

By:	/s/ Felicia DellaFortuna
Name:	Felicia DellaFortuna
Title:	Treasurer

BF ACQUISITION HOLDING CORP.

By:	/s/ Felicia DellaFortuna
Name:	Felicia DellaFortuna
Title:	Treasurer

BUZZFEED MOTION PICTURES, INC.

By:	/s/ Felicia DellaFortuna
Name:	Felicia DellaFortuna
Title:	Treasurer

ET ACQUISITION SUB, INC.

By:	/s/ Felicia DellaFortuna
Name:	Felicia DellaFortuna
Title:	Treasurer

ET HOLDINGS ACQUISITION CORP.

By:	/s/ Felicia DellaFortuna
Name:	Felicia DellaFortuna
Title:	Treasurer

THEHUFFINGTONPOST.COM, INC.

By:	/s/ Felicia DellaFortuna
Name:	Felicia DellaFortuna
Title:	Treasurer

COMPLEX MEDIA, INC.

By:	/s/ Felicia DellaFortuna
Name:	Felicia DellaFortuna
Title:	Treasurer

CM PARTNERS, LLC.

By:	/s/ Felicia DellaFortuna
Name:	Felicia DellaFortuna
Title:	Treasurer

LEXLAND STUDIOS, INC.

By:	/s/ Felicia DellaFortuna
Name:	Felicia DellaFortuna
Title:	Treasurer

PRODUCT LABS, INC.

By:	/s/ Felicia DellaFortuna
Name:	Felicia DellaFortuna
Title:	Treasurer

ADMINISTRATIVE AGENT, SWING LENDER and as a LENDER:

WHITE OAK COMMERCIAL FINANCE, LLC

By:	/s/ Robert Dean
Name:	Robert Dean
Title:	Executive Vice President